                                                                   EXHIBIT 10.25
                           SEPARATION AGREEMENT AND RELEASE


      This Separation Agreement and Release (the "Agreement") is entered into by and between IVI Publishing, Inc. (the "Company") and Ronald G. Buck ("Employee") effective as of August 1, 1996.

                                       RECITALS

      Ronald G. Buck has been an officer, director and employee of the Company since soon after its inception. Effective as of August 1, 1996, Employee resigned as the Chief Executive Officer and as a director of the Company. In consideration of his covenants hereunder and his release of claims set forth hereunder, the Company has made provisions for certain payments and other benefits to be paid to Employee.

                                      AGREEMENT

      NOW THEREFORE, the parties agree as follows:

      1. COMPANY. Company, as used herein, means IVI Publishing, Inc., its successors and assigns, its subsidiaries, and its present and former directors, officers, shareholders, employees, and agents, whether in their individual or official capacities.

      2. EMPLOYEE. Employee, as used herein, means Ronald G. Buck and anyone who has or obtains legal rights or claims through him.

      3. RESIGNATION. Effective as of August 1, 1996, Employee resigned as the Chief Executive Officer and as a director of the Company. He will continue as a non-officer employee of the Company until December 31, 1996, performing such duties as are set by and shall be subject to the control of the Chairman of the Board. Thereafter Employee will continue as a consultant to the Company until June 14, 1998.

      4. DUTIES AS A CONSULTANT. Employee agrees that as a Consultant to the Company he will, upon reasonable notice and at his convenience, consult with the Company's Board of Directors, its Chairman of the Board and management on matters involving the Company. It is understood that Employee shall be under no specific hours obligation to the Company nor shall he have any specific assignment of duties.


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      AGREEMENT NOT TO COMPETE.

             (a) Employee agrees that until December 31, 1997, he shall not, directly or indirectly, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association, or otherwise) in any phase of the business which the Company is conducting during the term of this Agreement. For purposes of this Agreement, the Company business shall be defined as the electronic publishing of health and medical information in any format for the consumer and professional medical markets.

             (b) The Company shall make monthly payments to Employee through December of 1997 in consideration for Employee's agreement not to compete, equal to his monthly base salary at the time of termination (excluding any bonus or other compensation or employee benefits less any compensation received by Employee for employment or consulting work during such period) provided, however, that such payments shall terminate if Employee obtains employment of a nature substantially equivalent to his employment hereunder which does not violate the foregoing agreement not to compete (and Employee agrees that he shall give prompt written notice of such employment to the Company). If Employee violates his agreement not to compete, the Company shall have the right to terminate his monthly payment and seek injunctive relief prohibiting Employee from competing against the Company.

             (c) GEOGRAPHIC EXTENT OF COVENANT. The obligations of Employee not to compete shall apply to any geographic area in which the Company:

                    (i) has engaged in business during the term of this Agreement through production, promotional, sales or marketing activity or otherwise; or

                    (ii) has otherwise established its goodwill, business reputation , or any customer or supplier relations.

             (d) INDIRECT COMPETITION. Employee further agrees that through December, 1997, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of Section 5(a) if such activity were carried out by Employee, either directly or indirectly; and in particular Employee agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

             (e) NON-SOLICITATION. Employee further agrees that through December of 1997 he will not solicit or encourage employees of the Company to terminate their employment with the Company.

      6. PROMISSORY NOTE. Employee and the Company agree that the interest on his


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$200,000 Promissory Note in favor of the Company shall be frozen as of August 1,
1996, and no further interest shall be accrued. Imputed interest, if any, will be the responsibility of Employee. The amount owing to the Company under this Promissory Note on August 1, 1996 was $229,475 which will be paid in accordance with the provisions of the following Section 7.

      7. PAYMENTS. Employee shall continue to receive his base salary in effect on July 31, 1996, through June 13, 1998, less the following:

             (a) Payments made to Employee in consideration of his agreement not to compete as set forth in Section 5 above;

             (b) Any compensation received by Employee for employment or consulting work from employers other than the Company. Employee agrees to provide the Company with a monthly report which sets forth any employment or consulting arrangements entered into in the previous month and the amount of any compensation paid to Employee as a result of such arrangements;

             (c) Promissory Note principal and interest owed by Employee to the Company as set forth in Section 6 above. The principal and interest balance will be paid by Employee over the period beginning in April 1997 through June 1998 as a set-off against the compensation payments to be made by the Company to Employee pursuant to this Section 7. If, as provided in this Section 7, Employee does not make the monthly reports regarding outside employment or consulting, or misstates such reports or fails to make the required excess payments when due, the Company shall have the right to declare the principal balance of the Promissory Note immediately due and payable.

      All payments to Employee through December 31, 1996, in his capacity as an employee shall be subject to normal withholdings, taxes and other consideration. For all payments to Employee after December 31, 1996, in his capacity as a consultant, the Company will issue to Employee a Form 1099. In the event that the outside employment or consulting gross payments plus the amortized note payments exceed Employee's compensation payments in any given month, the excess shall be paid to the Company by the tenth day of the following month.

      8. BENEFITS. Through December 31, 1996, Employee will have the following benefits:

             (a) Employee will continue to be a participant in the Company's health, dental, life, short-term and long-term disability insurance programs.

             (b) Employee will continue to participate in the Company's 401(k) Plan and Trust.

             (c) The Company and Employee are co-insureds under a key-man life insurance policy. As of December 31, 1996, the Company will assign all of its right, title and interest in such policy to Employee.

      Employee will not be a participant in any bonus or incentive compensation plan in 1996 or thereafter.

      Beginning on January 1, 1997, Employee will have access to the following benefits:

             (a) INSURANCE BENEFITS. Provided that Employee timely executes the necessary documents to continue such insurance as required by state and federal law (and the Company agrees to provide such documents to Employee in a timely manner), Employee and his dependents can elect to be covered under COBRA and all premiums for this coverage will be the responsibility of Employee.

             (b) PENSION AND PROFIT SHARING. Effective as of January 1, 1997, Employee's vested account balance under the Company's 401(k) Plan and Trust shall be distributed to Employee or, at his direction, pursuant to the terms of the 401(k) Plan and Employee's election thereunder.

      9. STOCK OPTIONS. Employee has been granted the following stock options: (i) 40,000 shares at an exercise price of $1.00 per share; (ii) 30,000 shares at an exercise price of $5.75 per share; (iii) 30,000 shares at an exercise price of $13.125 per share; (iv) 40,000 shares at an exercise price of $14.50 per share; (v) 106,000 shares at an exercise price of $17.75 per share; and (vi) 90,000 shares at an exercise price of $7.00 per share. After the termination of Employee's employment on December 31, 1996, Employee will have until March 31, 1997, to exercise all of these options which are 100% vested as of the date hereof.

      10. RELEASE OF EMPLOYMENT CLAIMS. Employee hereby releases and forever discharges the Company of and from any and all actions or causes of action, suits, debts, claims, complaints, contracts (expressed or implied), controversies, agreements, promises, damages, claims for attorneys' fees, judgments, costs, disbursements, severance, compensation, vacation pay and other benefits (except as specifically provided for in this Agreement), known or unknown, in law or equity, Employee ever had, now has, or shall have as of the date of this Agreement relating in any manner to Employee's employment with and/or resignation as an officer, director or employee of the Company, including, but not limited to, any alleged violation of any federal, state, or local law, regulation or ordinance prohibiting discrimination or other unlawful activity on the basis of race, color, creed, marital status, sex, age, religion, national origin, sexual orientation, sexual harassment, disability, or any other basis (whether arising under Title VII of the Civil Rights Act, 42 U.S.C.
Section 2000e ET SEQ., the Age Discrimination in Employment Act, 29 U.S.C.
Section 621 ET SEQ., the Americans With Disabilities Act, 42 U.S.C. Section 12101 ET SEQ., the Minnesota Human Rights act, Minn. Stat. Section 363.01 ET SEQ., or elsewhere), or any alleged obligation created by statute or by common law contract or tort theory. Employee releases and discharges Company not only from any and all claims that he could make on his own behalf, but also those that may or could be brought by any other person or organization on his behalf. Employee affirms that as a current or former employee he has not caused or permitted to be filed any charge, complaint, or action against Company and agrees that he will not cause or permit to be filed any charge, complaint, or action and that he will not participate with any other party in the filing of any charge, complaint or action on the basis of his employee status.

      11. NOTIFICATION OF RIGHTS PURSUANT TO THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT (29 U.S.C. Sections 621-634) AND MINNESOTA HUMAN RIGHTS ACT (MINN. STAT. CH. 363). Employee agrees that he is hereby notified that the Federal Age Discrimination in Employment Act provides that he is entitled to wait 21 days to sign this Agreement. The 21-day period shall begin the day following the day on which Employee receives the Agreement. Employee acknowledges that the purpose of the 21-day period is to provide Employee adequate time to consider whether the terms of this Agreement are acceptable to him. Employee is also hereby notified of his right to rescind his release of claims arising under the Federal Age Discrimination in Employment Act within 7 calendar days of his signing of this Agreement. Employee is further notified of his right to rescind his release of claims arising under the Minnesota Human Rights Act within 15 calendar days of his signing of this Agreement. In order to be effective, Employee's rescission must be in writing and delivered by hand or mail to Joy Solomon, IVI Publishing, Inc., 7500 Flying Cloud Drive, Minneapolis, MN 55344-3839. If delivered by mail, the rescission must be postmarked within the required period, properly addressed to Joy Solomon as set forth above, and sent by certified mail, return receipt requested. Employee understands that if he rescinds his release of claims as provided for in this paragraph, Employee will not receive, and will have to return to Company, all benefits and payments provided for in this Agreement.

      12. CONFIDENTIALITY. The parties agree specifically that the contents and terms of this Agreement shall remain confidential except as required by applicable law or regulation (including of the Securities and Exchange
Commission or of the Nasdaq National Market).   However, Employee shall be
entitled to discuss the matters contained herein with his legal and financial advisors and his immediate family, provided they also agree to keep this Agreement confidential. Provided further that Company shall be entitled to discuss the matters contained herein with its legal and financial advisers and its management employees on a need to know basis.

      13. NON-DISPARAGEMENT. Each party agrees not to disparage in any manner the other party. Any such disparagement will be grounds for recision of this Agreement.

      14. CORPORATE INFORMATION. Employee agrees that he will not remove any proprietary corporate information from the Company's offices, including the office he occupied. The determination of what information is proprietary will be in the discretion of the Company. Subject to the foregoing, corporate information shall include, but not be limited to, sales plans, customer information, lease forms, lease contracts, employee information, business correspondence and any other information which is related to IVI Publishing, Inc. or its subsidiaries or their businesses. In addition, Employee has agreed to return or purchase six

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pieces of equipment identified in the attached Schedule A at a fair price to be negotiated by the parties at a later date. All personal property of the Employee, property which is not owned by or is not proprietary or confidential to the Company, will be returned to Employee.

      15. ASSIGNMENT. The obligations of Employee under this Agreement may not be assigned by Employee. However, in the event of Employee's mental or physical disability, incapacitation or death, all remaining payments shall continue to be made to Employee's spouse, or in the event of the death of the Employee's spouse, the payments will be made to Employee's estate. The Company's rights and obligations under this Agreement will inure to the benefit and be binding upon the Company's successors and assignees.

      16. SEVERABILITY. If a court rules that any part of this Agreement is not enforceable, that part may be modified by the court to make it enforceable. The parties expressly agree that the restrictions contained in paragraph 5 are reasonable and should be enforced to the maximum extent and scope possible.

      17. GOVERNING LAW. Any disputes arising under this Agreement shall be governed by the laws of the State of Minnesota.

      18. ACKNOWLEDGMENT OF READING AND UNDERSTANDING; CONSULTATION WITH COUNSEL; PERIOD TO CONSIDER AGREEMENT. Employee, by signing this Agreement, acknowledges and agrees that he has carefully read and understood all provisions of this Agreement and that he has entered into this Agreement knowingly and voluntarily. Employee further acknowledges that he has consulted with counsel before signing this Agreement. Employee also acknowledges that Company informed him that he has 21 days from the receipt of this Agreement to consider whether its terms are acceptable to him and that he has had the benefit of the 21-day period. Employee acknowledges and agrees that he has not relied on any representations or statements by Company, whether oral or written, other than the express statements of this Agreement, in executing this Agreement.

      19. AGREEMENT EXTENSION. Effective as of December 31, 1996, when Employee's employment terminates, Employee agrees to provide the Company with releases similar in nature to those set forth in Sections 10 and 11 of this Agreement.

      20. FULL AGREEMENT. This Agreement contains the full agreement of the parties and may not be modified, altered, or changed in any way except by written agreement signed by both parties. Except as expressly stated in this Agreement, the parties agree that this Agreement supersedes and terminates any and all oral and written prior agreements and understandings between the parties.

                                       IVI PUBLISHING, INC.

Dated:  1/10/97                        By   /s/ Joy A. Solomon
     -------------------                 -----------------------


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

                                       Joy A. Solomon
                                       President and Chief Executive Officer

Dated: January 6, 1997                      /s/ Ronald G. Buck
     ------------------------               ------------------
                                            Ronald G. Buck



                                      SCHEDULE A

                            IVI EQUIPMENT HELD BY RON BUCK




    NEC 5FGe Monitor (17"), #455

    Quatra 605 Macintosh, #1571
         Keyboard
         Kensington
         28.8 USRobotics External Modem
         Apple CD-ROM External

    Toshiba 400 CDT Laptop, #1809
         External Floppy Disk Drive
         Carrying Case

    Panasonic Laptop CF-41 with CD, #1811
         Floppy
         Modem
         AC Adaptor

    TV

    VCR


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